                                   SERVICES AGREEMENT


     This Services Agreement is made as of the 10th day of March, 1993 between ALZA Corporation ("ALZA") and Therapeutic Discovery Corporation ("TDC").

                                       RECITALS

     TDC desires that ALZA provide certain services to TDC and ALZA desires to provide such services, on the terms and conditions set forth herein.

     NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

     1.   SERVICES.

     Upon request, ALZA will supply TDC with one or several of the following services: accounting, legal, stockholder relations and similar management and administrative services as mutually agreed. Such services will be provided at reasonable times and upon reasonable notice, as mutually agreed.

     2.   COMPENSATION.

          TDC shall pay ALZA's Costs in providing such services, monthly in arrears within 30 days of the date of the invoice received by TDC from ALZA. ALZA's "Costs" shall include reimbursement for its direct expenses associated with the Distribution of Units covered by the Information Statement dated March 10, 1993, and ALZA's direct and indirect expenses as defined in Schedule A hereto, and the cost of assets purchased for use solely on behalf of TDC, the purchase of which is approved by TDC.

     3.   TERM AND TERMINATION.

          The initial term of this Agreement shall commence on the date hereof and shall terminate on December 31, 1993, unless renewed as provided herein. Thereafter, this Agreement shall automatically be renewed for successive terms of one year each unless written notice of termination is given by the terminating party to the other party at least 30 days in advance of the expiration of any term; provided, however, that in no event shall the renewal term extend past the date that is 180 days after the expiration of the Purchase Option granted to ALZA pursuant to TDC's Certificate of Incorporation. TDC may, in its discretion, terminate this Agreement at any time upon 60 days' written notice to ALZA. Either party may, in its discretion, terminate this Agreement by written notice to the other party in the event that the other party (a) breaches any materials obligation hereunder or under the Technology License Agreement, the Development Agreement, or the License Option Agreement between ALZA and TDC, or any license granted to ALZA under the License Option Agreement, which breach continues for a period of 60 days after written notice thereof, or
(b) enters into any proceeding, whether voluntary or involuntary, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

     4.   INDEMNIFICATION OF ALZA.

          TDC hereby agrees to indemnify, protect and hold ALZA harmless from any and all liabilities, costs or expenses incurred by ALZA as a result of services rendered by it under this Agreement, including, without limitation, lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from ALZA's gross negligence or willful misconduct.

     5.   FORCE MAJEURE.

          ALZA shall not be liable for delay in performance of any of its obligations hereunder if such delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any government or authority, but any such delay or failure shall be remedied by ALZA as soon as possible.

     6.   MISCELLANEOUS.

          6.1 AMENDMENT. Any waiver by either party hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

          6.2 ASSIGNMENT. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to any person or entity with which ALZA is merged or consolidated or which purchases all or substantially all of the assets of ALZA. ALZA may subcontract all or any portion of its duties hereunder to third parties, in its sole discretion.

          6.3. ARBITRATION.

               6.3.1 ARBITRATION. All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the City of San Francisco, State of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 6.7 of this Agreement shall be valid and sufficient.

               6.3.2 ARBITRATORS.  In any arbitration pursuant to this
Section 6.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by TDC within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 6.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

          6.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

          6.5 GOVERNING LAW. This Agreement shall be governed by the laws of the state of California as applied to residents of that state entering into contracts to be performed in that state.

          6.6 HEADINGS. The headings set forth at the beginning of the various sections of this Agreement are for reference and convenience and shall not affect the meanings of the provisions of this Agreement.

          6.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by telex or facsimile and confirmed by registered or certified mail and addressed as follows:

          If to ALZA:    ALZA Corporation
                         950 Page Mill Road
                         P. 0. Box 10950
                         Palo Alto, CA 94303-0802
                         Attention: Vice President, Legal

          If to TDC:     Therapeutic Discovery Corporation
                         1290 Page Mill Road
                         P.O. Box 10051
                         Palo Alto, CA 94303-0860
                         Attention: Chief Executive Officer

All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by telex or facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 6.7.

          6.8 PUBLIC DISCLOSURE. Neither party shall disclose to third parties, nor originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, except such announcements, as in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, rules or regulations, without the prior written consent of the other party. If a party decides to make an announcement it believes to be required by law with respect to this Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement.

          6.9 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect; provided, however, that if a provision is stricken so as to significantly alter the economic arrangements of this Agreement, the party adversely affected may terminate this Agreement upon 60 days' prior written notice to the other party.

          6.10 RELATIONSHIP OF THE PARTIES. For all purposes of this Agreement, TDC and ALZA shall be deemed to be independent entities and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute TDC and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

          6.11 SURVIVAL. The provisions of Sections 4, 6.3, 6.5, 6.7, 6.8, 6.9, 6.10 and this Section 6.11 survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

                                    ALZA CORPORATION

                                    By:   /s/ Jane E. Shaw
                                       ----------------------------------------

                                    Title: President and Chief Operating Officer
                                          --------------------------------------


                                    THERAPEUTIC DISCOVERY CORPORATION

                                    By: /s/ Pieter P. Bonsen
                                       ----------------------------------------

                                    Title: President
                                          --------------------------------------

                                    SCHEDULE A

                 MANAGEMENT AND ADMINISTRATIVE SERVICES EXPENSES


DIRECT EXPENSES
---------------

       Direct Salaries*
       Temporary Help
       Telephone and Communications
       Board of Directors and Corporate Consulting
       Travel and Entertainment
       Annual Audit and Independent Accounting
       Equipment Expenses
       Data Processing Services and Expenses
       Corporate Legal Expense
       Supplies
       Miscellaneous General Administrative Expenses

INDIRECT EXPENSES**
-----------------

       Management and Administrative Salaries
       Equipment Depreciation, Rent, Maintenance and Services
       Corporate Consulting and Temporary Help
       Legal Expense
       Facilities Expense
       Corporate Data Processing Services and Expenses
       Interest Expense
       Miscellaneous General and Administrative Overhead



-----------------
*Salaries include benefits.

**Indirect Expenses are billed at a rate of 50% of Direct Salaries.